 Filed pursuant to Rule 424(b)(2)
 Registration Nos. 333-282003 and 333-282003-02
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 9, 2024)
$600,000,000
Bunge Limited Finance Corp.
5.000% Senior Notes due 2031
Fully and Unconditionally Guaranteed by
BUNGE GLOBAL SA

The 5.000% senior notes will mature on August 19, 2031 (the “Notes”). Interest will accrue on the Notes from August 19, 2026. Interest on the Notes will be payable on February 19 and August 19 of each year, commencing on February 19, 2027. Bunge Limited Finance Corp. (“BLFC”) may redeem the Notes at its option in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement under “Description of the Notes — Optional Redemption by BLFC.”
The Notes will be unsecured and unsubordinated indebtedness of BLFC and will rank equally in right of payment with each other and all other existing and future unsecured and unsubordinated indebtedness of BLFC. Bunge Global SA (“Bunge”), the indirect parent company of BLFC, will fully, unconditionally and irrevocably guarantee the Notes (the “Guarantee”). The Guarantee will be an unsecured and unsubordinated obligation of Bunge and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge.
See “Risk Factors” beginning on page S-7 of this prospectus supplement and those contained in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”), as such may be amended, updated and modified periodically in our filed reports, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain risks you should consider in connection with an investment in the Notes.
	Per Note	Total
Public Offering Price(1)	99.651%	$597,906,000
Underwriting Discount	0.350%	$2,100,000
Proceeds (Before Expenses) to BLFC(1)	99.301%	$595,806,000

(1)
Plus accrued interest, if any, from August 19, 2026 if delivery occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the Notes will be made to investors in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about August 19, 2026, which is the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their advisors. See “Underwriting” in this prospectus supplement.
Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	Mizuho	Rabo Securities
Deutsche Bank Securities	ING	SMBC Nikko

Senior Co-Managers
Academy Securities	BBVA	BMO Capital Markets	BNP PARIBAS
Citigroup	COMMERZBANK	Commonwealth Bank of Australia	Credit Agricole CIB
HSBC	J.P. Morgan	Natixis	OCBC
Santander	Scotiabank	Standard Chartered Bank	US Bancorp
Co-Managers
ANZ Securities	DZ Financial Markets LLC	Goldman Sachs & Co. LLC	ICBC Standard Bank
Loop Capital Markets	Mischler Financial Group, Inc.	PNC Capital Markets LLC	Raiffeisen Bank International
RBC Capital Markets	SEB	SOCIETE GENERALE	Westpac Capital Markets LLC

The date of this prospectus supplement is August 17, 2026.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and on the other information included in the registration statement of which the accompanying prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide any information or represent anything about us other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. This document may only be used where it is legal to sell these Notes. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as information that we previously filed with the SEC and that is incorporated by reference herein, is accurate as of any date other than the date of the relevant document.

Prospectus Supplement
Prospectus

S-i

Notice to Prospective Investors in the European Economic Area and the United Kingdom
PRIIPS Regulation / Prohibition of Sales to EEA Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to UK Retail Investors
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
Unless the context otherwise requires, references to “Bunge,” “we,” “us” or “our” refer collectively to Bunge Global SA and its consolidated subsidiaries.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to part of a registration statement that we filed with the SEC using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the Notes. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in the accompanying prospectus before making an investment decision.
The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks or trade names in this prospectus supplement is not intended to, and does not imply, a relationship with or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the rights of the applicable licensor to such trademarks, service marks and trade names.

S-iii

FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements to encourage companies to provide prospective information to investors. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements:
•
the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;

•
the effect of weather conditions and the impact of crop and animal disease on our business;

•
the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

•
changes in government policies and laws affecting our business, including agricultural, trade, tariff and foreign investment policies, financial markets regulation and environmental, tax and biofuels regulation;

•
the impact of seasonality;

•
the outcome of pending regulatory and legal proceedings;

•
our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including, without limitation, Bunge’s business combination with Viterra Limited (“Viterra”);

•
the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

•
the effectiveness of our capital allocation plans, funding needs and financing sources;

•
the effectiveness of our risk management strategies;

•
operational risks, including industrial accidents, natural disasters, pandemics or epidemics, wars and cybersecurity incidents;

•
changes in foreign exchange policy or rates;

•
the impact of our dependence on third parties;

•
our ability to attract and retain executive management and key personnel; and

•
other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward looking statements contained in this prospectus supplement, the accompanying prospectus, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward looking events discussed in this prospectus supplement, the accompanying prospectus, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

S-iv

You should refer to “Risk Factors” in this prospectus supplement, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026 (the “2025 Annual Report”), and our other documents on file with the SEC and incorporated by reference in this prospectus supplement for a more detailed discussion of these factors.

S-v

SUMMARY
This is only a summary and therefore does not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section elsewhere in this prospectus supplement, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether or not to purchase the Notes.
Bunge Limited Finance Corp.
Bunge Limited Finance Corp. is an indirect, 100% — owned subsidiary of Bunge, which meets the definition of “finance subsidiary,” as such term is defined in Rule 13-01 of Regulation S-X, and was formed for the purpose of issuing debt of Bunge primarily in the U.S. markets. BLFC is incorporated under the laws of the State of Delaware.
BLFC has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and its telephone number is (314) 292-2000.
Bunge Global SA
Bunge is a premier agribusiness solutions company, connecting farmers to consumers and delivering essential food, feed and fuel to the world. Our dedicated employees, integrated operations and global footprint give us access to key markets and a diverse agricultural network covering major crops. These capabilities help us manage seasonal cycles, weather variability and other risks as we partner with farmers to move crops from where they are grown to where they are needed.
With more than 200 years of experience and operations in more than 50 countries, we are:
•
a leading global oilseed processor and producer of vegetable oils and protein meal, based on processing capacity and volume;

•
a leading global grain merchandiser, based on volume;

•
a leading seller of packaged plant-based oils worldwide, based on sales; and

•
a leading producer and seller of wheat flours, bakery mixes and related products in South America, based on volume.

Our global operations include purchasing, storing, transporting, processing, selling and distributing agricultural commodities and related products. We also provide financial, risk management and logistics services to support our customers and enhance our value chains.
The commodities we source and markets we serve are essential to everyday life — from the grains and oilseeds that are part of the food supply chain, to the cotton used in clothing, to the energy products that power industries and transportation.
We operate facilities in North and South America, Europe, and Asia-Pacific, and maintain merchandising and distribution offices worldwide.
Effective in the third quarter of 2025, we changed our reportable segments to align with our new value chain operational structure as a result of the completion of our acquisition of Viterra (the “Acquisition”). Further, during the first quarter of 2026, we renamed the Other Oilseeds Processing and Refining segment to Tropical Oils and Specialty Ingredients. The segment name change had no impact on the composition of our existing four reportable segments, nor our previously reported segment results and consolidated financial statements.
Following these changes, our operations are organized, managed, and classified into four reportable segments — Soybean Processing and Refining, Softseed Processing and Refining, Tropical Oils and Specialty Ingredients, and Grain Merchandising and Milling — organized based upon their similar economic characteristics, products and services offered, production processes, types and classes of customer, and distribution methods. Our remaining operations are not reportable segments, as defined by the applicable accounting standard, and are classified as Corporate and Other.
Our Soybean Processing and Refining segment is a globally integrated business principally involved in the purchase, storage, transportation, processing, distribution, refining, marketing, and sale of soybeans and soybean related products, as well as biodiesel and fertilizer production and distribution.
Our Softseed Processing and Refining segment is a globally integrated business principally involved in the purchase, storage, transportation, processing, distribution, refining, marketing, and sale of softseeds (canola/rapeseed and sunflower seed) and softseed related products, as well as biodiesel production and distribution.
Our Tropical Oils and Specialty Ingredients segment is a globally integrated business principally involved in products of a specialty nature, including the purchase, storage, transportation, processing, distribution, refining, marketing, and sale of these related products.
Our Grain Merchandising and Milling segment involves the purchase, storage, transportation, distribution, and marketing of certain commodities primarily consisting of corn, wheat, barley, cotton, pulses, and sugar; activities also include the milling of wheat and sugar; and related services including ocean freight and financial services.
Our remaining operations, forming Corporate and Other, which are not considered a reportable segment, consist of salaries and overhead for corporate functions, including acquisition and integration costs related to the Acquisition, that are not allocated to our individual reporting segments because the operating performance of each reporting segment is evaluated by our chief operating decision maker exclusive of these items, as well as certain other activities including Bunge Ventures, our captive insurance activities, accounts receivable securitization activities, and certain income tax assets and liabilities.
The Acquisition
On July 2, 2025, we completed the Acquisition pursuant to the definitive business combination agreement (the “Business Combination Agreement”) entered into by Bunge Limited, Viterra and its shareholders, including certain affiliates of Glencore PLC, Canada Pension Plan Investment Board, and British Columbia Investment Management Corporation (collectively, the “Viterra Shareholder Group”). Pursuant to the terms of the Business Combination Agreement, the Viterra Shareholder Group received approximately 65.6 million of shares of Bunge and received approximately $1.9 billion in cash, in return for 100% of the outstanding equity of Viterra. The Acquisition created a premier global agribusiness solutions company for food, feed and fuel, that is well positioned to meet the demands of increasingly complex markets and better serve farmers and end-customers.
History and Corporate Information
We trace our history back to 1818 when we were founded as a trading company in Amsterdam, the Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries.
Bunge is incorporated under Swiss law as a stock corporation (Aktiengesellschaft) and domiciled in Geneva, Switzerland. The change of the jurisdiction of incorporation of our ultimate parent company from Bermuda to Switzerland was completed on November 1, 2023 (the “Redomestication”). In connection with the Redomestication, the shareholders of Bunge Limited became, on a one-for-one basis, the holders of all the issued and outstanding registered shares of Bunge.
Bunge is recorded in the Commercial Register of the Canton of Geneva with enterprise registration number CHE-318.451.510. Bunge’s registered office and principal executive offices are located at Route de Florissant 13, 1206 Geneva, Switzerland. Bunge’s corporate headquarters are located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, United States of America, and our telephone number is (314) 292-2000.

Bunge Summary Consolidated Historical Financial Data
The table below sets forth a summary of our consolidated financial data for the periods presented. We derived the financial data as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 from our audited consolidated financial statements incorporated by reference in this prospectus supplement, which were prepared in accordance with U.S. generally accepted accounting principles. We derived the financial data as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 from our unaudited financial statements incorporated by reference in this prospectus supplement. The interim unaudited consolidated financial data has been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and the instructions to Form 10-Q. In the opinion of Bunge’s management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation for such periods have been included.
The information set forth below is not necessarily indicative of future results and you should read the summary consolidated financial data in conjunction with our consolidated financial statements, the related notes and other financial information incorporated by reference in this prospectus supplement.
	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024	2023
	(U.S. dollars in millions)
Consolidated Statements of Income Data
Net sales	$45,902	$24,412	$70,329	$53,108	$59,540
Cost of goods sold	(43,455)	(23,077)	(66,920)	(49,715)	(54,695)
Gross profit	2,447	1,335	3,409	3,393	4,845
Selling, general and administrative expenses	(1,137)	(798)	(2,113)	(1,776)	(1,715)
Interest income	88	105	202	163	148
Interest expense	(378)	(210)	(628)	(471)	(516)
Foreign exchange (losses) gains – net	(120)	69	(51)	(189)	20
Other income – net	92	269	289	442	129
Income (loss) from affiliates	12	8	26	(38)	140
Income from continuing operations before income tax	1,004	778	1,134	1,524	3,051
Income tax expense	(222)	(204)	(288)	(336)	(714)
Income from continuing operations	782	574	846	1,188	2,337
Loss from discontinued operations, net of tax	—	–	(3)	—	—
Net income	782	574	843	1,188	2,337
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(36)	(19)	(27)	(51)	(94)
Net income attributable to Bunge shareholders	$746	$555	$816	$1,137	$2,243

	As of June 30, 2026	As of December 31,
		2025	2024
	(U.S. dollars in millions)
Consolidated Balance Sheet Data
Cash and cash equivalents	$593	$1,135	$3,311
Inventories(1)	15,461	13,198	6,491
Working capital(2)	9,481	9,264	8,523
Total assets	46,782	44,528	24,899
Short-term debt, including current portion of long-term debt	5,788	5,220	1,544
Long-term debt	9,426	8,831	4,694
Registered shares and additional paid-in-capital	9,840	9,843	5,326
Total equity	17,342	17,369	10,945
Total liabilities, redeemable noncontrolling interest and equity	46,782	44,528	24,899

(1)
Included in Inventories were readily marketable inventories of $13,311 million at June 30, 2026, as well as $11,361 million and $5,224 million at December 31, 2025 and 2024, respectively. Assets held for sale also includes readily marketable inventories of $65 million at June 30, 2026 and zero at December 31, 2025 and 2024. Readily marketable inventories comprise agricultural commodity inventories, such as soybeans, soybean meal, soybean oil, corn, softseeds, softseed oil and wheat that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.

(2)
Working capital is defined as total current assets less total current liabilities.

The Offering
The offering terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the terms of the Notes, see the discussion under the caption “Description of the Notes” of this prospectus supplement.
Issuer	Bunge Limited Finance Corp.
Guarantor	Bunge Global SA.
Notes Offered	$600 million aggregate principal amount of the Notes.
Maturity Date	The Notes will mature on August 19, 2031.
Interest Rate	The Notes will bear interest at the rate of 5.000% per annum.
Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on February 19 and August 19 of each year, commencing on February 19, 2027.
Ranking	The Notes will be unsecured and unsubordinated indebtedness of BLFC and will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated indebtedness of BLFC.
Guarantee	All payments on the Notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Bunge. Bunge’s guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.
Further Issuances	BLFC may from time to time, without the consent of the existing holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and first payment of interest of the Notes. Additional Notes issued in this manner will be consolidated with and will form a single series with the previously outstanding Notes; provided that if the additional Notes are not fungible with the previously outstanding Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.
Optional Redemption	BLFC may redeem the Notes at its option, in whole at any time, or in part, from time to time, at the redemption prices described herein under the caption “Description of the Notes — Optional Redemption by BLFC.”
Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a “Change of Control Triggering Event” (as defined under the caption “Description of the Notes”) with respect to the Notes, unless BLFC has irrevocably exercised its right to redeem the Notes without such redemption being subject to any conditions precedent, holders will have the right, at such holder’s option, subject to the terms and conditions of the Indenture (as defined under the caption “Description of the Notes”), to require BLFC to purchase for cash any or all of such holder’s Notes in integral multiples of $1,000 original principal amount, at a price equal to 101% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the date the Notes are purchased, if any, subject to the right of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. See “Description of the Notes — Repurchase at the Option of Holders.”
Certain Covenants	The Indenture will contain covenants that will restrict BLFC’s ability, with certain exceptions, to:

•
incur debt secured by liens;

•
engage in sale-leaseback transactions; and

•
enter into certain consolidations, mergers and transfers of all or substantially all of the assets of BLFC and its subsidiaries, taken as a whole.

See “Description of the Notes — Covenants.”

No Prior Market	The Notes will be new securities for which there is no market. Although the underwriters have informed BLFC that they currently intend to make a market for the Notes, they are not obligated to do so and may discontinue market-making at any time in their sole discretion and without notice. Accordingly, BLFC cannot assure you that a liquid market will develop or be maintained.
Use of Proceeds	BLFC estimates that it will receive net proceeds of approximately $593.8 million from the offering of the Notes, after deducting the underwriting discounts and estimated offering expenses. We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include, without limitation, the repayment and refinancing of debt, including certain short-term indebtedness, working capital, capital expenditures, stock repurchases and investments in subsidiaries. See “Use of Proceeds.”
Form and Denomination	The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee	U.S. Bank Trust Company, National Association.
Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors that should be carefully considered before investing in the Notes.

RISK FACTORS
You should read and carefully consider each of the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment in the Notes.
Risks Relating to Our Business and Industries
For a discussion of the risks related to our business and industries, see “Item 1A. Risk Factors” in our 2025 Annual Report, which is incorporated by reference herein. See “Incorporation of Certain Documents by Reference.”
Risks Relating to the Notes
The Notes are effectively subordinated to our secured debt.
The Notes are not secured by any of our assets. Therefore, in the event of our bankruptcy, winding up, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as Note holders. As of June 30, 2026, we had $919 million of secured debt consisting of $151 million of secured long-term debt, $24 million of current portion of secured long-term debt and $744 million of secured other short-term debt. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of secured debt would be entitled to share in any of our remaining assets equally with you and any other unsecured lenders.
BLFC may not have the funds necessary to finance the change of control repurchase offer required by the Indenture.
Upon the occurrence of a “Change of Control Triggering Event,” BLFC will be required to make an offer to repurchase all outstanding Notes. BLFC’s other outstanding debt securities have a substantially similar repurchase requirement. BLFC cannot assure you that BLFC will have sufficient funds available to make any required repurchases of the Notes. Any failure to repurchase any tendered Notes in those circumstances would constitute a default under the applicable Indenture. A default could result in the declaration of the principal and interest on all the Notes to be due and payable.
The terms of the Indentures and the Notes provide only limited protection against significant corporate events that could adversely impact your investment in the Notes.
While the Indentures and the Notes contain terms intended to provide protection to holders of the Notes upon the occurrence of certain events involving significant corporate transactions and BLFC’s creditworthiness, such terms are limited and may not be sufficient to protect your investment in the Notes.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of BLFC and BLFC’s subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require BLFC to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of BLFC’s and BLFC’s subsidiaries’ assets, taken as a whole, to another person or group may be uncertain.
The definition of the term “Change of Control Triggering Event” does not cover a variety of transactions (such as acquisitions by BLFC or recapitalizations) that could negatively affect the value of your Notes. If BLFC were to enter into a significant corporate transaction that would negatively affect the value of the Notes but would not constitute a “Change of Control Triggering Event,” BLFC would not be required to offer to repurchase your Notes prior to their maturity.
The Indenture does not limit the amount of debt that BLFC may incur.
The Indenture does not limit the amount of debt that BLFC may incur. The Indenture does not contain any financial covenants or other provisions that would afford the holders of the Notes any substantial protection in the event BLFC participates in a highly leveraged transaction.

Bunge is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee of the Notes.
Bunge is a holding company and its only significant assets are its investments in its subsidiaries. As a holding company, Bunge is dependent upon dividends, loans or advances or other intercompany transfers of funds from its subsidiaries to meet its obligations, including its obligations under the guarantee. The ability of certain of its subsidiaries to pay dividends and make other payments to Bunge may be restricted by, among other things, applicable laws, as well as agreements to which those subsidiaries may be party. Therefore, the ability of Bunge to make payments with respect to the guarantee may be limited.
Furthermore, Bunge’s subsidiaries (other than BLFC) are not obligated to make funds available to Bunge for payment with respect to the guarantee of the Notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The Notes effectively rank junior to all liabilities of Bunge’s subsidiaries (other than BLFC). In the event of a bankruptcy, liquidation or dissolution of a subsidiary (other than BLFC) and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to Bunge as a shareholder or otherwise.
Bunge is the guarantor of all payments, including principal and interest, on the Notes and, as a Swiss company, interest payments on the Notes may be subject to withholding tax.
A federal withholding tax is levied in Switzerland on the interest payments of certain debt instruments. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by non-Swiss subsidiaries and guaranteed by Bunge so long as the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland in an amount exceeding the total equity of all non-Swiss subsidiaries of Bunge Group. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although Bunge intends to guarantee the debt of its subsidiary BLFC, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of the imposition of any such withholding tax, Bunge would be required under some of its debt obligations to gross up the interest payments to cover the tax.
Bunge is a capital-intensive business and depends on cash provided by its operations as well as access to external financing to operate and grow its business.
Bunge requires significant amounts of capital to operate its business and fund capital expenditures. The expansion of Bunge’s business and pursuit of acquisitions or other business opportunities may require Bunge to make significant investments into its business. In addition, Bunge and BLFC expect to have capacity to incur significant additional debt to fund Bunge’s working capital needs and for other corporate purposes, including opportunities for Bunge and/or BLFC to refinance existing debt.
An active trading market for the Notes may not develop.
The Notes are a new issue of securities with no established trading market. BLFC does not intend to apply to list the Notes on any securities exchange or any automated quotation system.
Accordingly, there can be no assurance that a trading market for the Notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any markets that may develop for the Notes, your ability to sell your Notes or the prices at which you will be able to sell your Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of, and in addition to, the foregoing, including:
•
the time remaining to the maturity of the Notes;

•
the outstanding amount of the Notes;

•
the terms related to optional redemption of the Notes; and

•
the level, direction and volatility of market interest rates generally.

It may be difficult to enforce judgments against Bunge, the guarantor of the Notes, and its directors and officers.
Several of Bunge’s directors and officers are non-residents of the U.S., and a substantial portion of its assets and the assets of those directors and officers are located outside the U.S. As a result, it may be difficult to effect service of process on those persons in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against Bunge under its guarantee of the Notes or those persons based on civil liability provisions of the U.S. securities laws. It is uncertain whether Swiss courts would enforce judgments of U.S. courts obtained in actions against Bunge or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or original actions brought against Bunge or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Bunge or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:
•
such foreign court had jurisdiction;

•
such judgment has become final and non-appealable;

•
the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

•
such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Bunge can demonstrate that it or such other persons were not effectively served with process. BLFC has been advised that the U.S. and Switzerland currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, including tax matters. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, would not be allowed in Swiss courts as they are contrary to Switzerland’s public policy.
The unaudited pro forma financial information included or incorporated by reference in this prospectus supplement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Acquisition and financing.
The unaudited pro forma financial information included or incorporated by reference in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates, and may not be an indication of the combined company’s financial condition or results of operations following the Acquisition and financing for several reasons. The actual financial condition and results of operations of the combined company following the Acquisition and financing may not be consistent with, or evident from, this pro forma financial information. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Acquisition and financing.
Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the value of the Notes.
The unaudited pro forma financial information included or incorporated by reference in this prospectus supplement has been prepared by, and is the responsibility of, Bunge. Moreover, neither Deloitte, nor any other independent accountants have compiled, examined or performed any procedures with respect to the unaudited pro forma financial information included or incorporated by reference herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and, accordingly, Deloitte assumes no responsibility for, and disclaims any association with, the unaudited pro forma financial information. The reports of Deloitte incorporated by reference herein relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this prospectus supplement and should not be read to do so.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $593.8 million from the offering of the Notes, after deducting the underwriting discounts and the estimated offering expenses payable by us.
We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include, without limitation, the repayment and refinancing of debt, including certain short-term indebtedness, working capital, capital expenditures, stock repurchases and investments in subsidiaries. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds from the offering. The proceeds will be used in Switzerland only up to the amount permissible according to the guidance of the Swiss Federal Tax Administration of February 5, 2019.
Certain of the underwriters and/or their affiliates are lenders under our credit facilities and/or holders of our existing senior notes. As a result, they may receive a portion of the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION
The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of June 30, 2026 on an actual basis and on an as adjusted basis to give effect to the completion of this offering, as described under “Use of Proceeds.”
You should read this table in conjunction with our unaudited condensed consolidated financial statements, the related notes thereto and other financial information contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, which is incorporated by reference in this prospectus supplement, as well as the other financial information included or incorporated by reference in this prospectus supplement.
	As of June 30, 2026
	Actual	As adjusted(1)
	(U.S. dollars in millions)
Cash and cash equivalents	$593	$1,187
Debt(2):
Short-term debt and Current portion of long-term debt:
Revolving credit facilities	$830	$830
Commercial paper program	564	564
Other short-term debt	3,194	3,194
Current portion of long-term debt	1,200	1,200
Total Short-term debt and Current portion of long-term debt(3)	5,788	5,788
Long-term debt(4)
Term loan due 2027 – SOFR plus 1.000%	250	250
Term loan due 2028 – SOFR plus 1.200%	250	250
Term loan due 2028 – SOFR plus 1.100%	300	300
Term loan due 2028 – SOFR plus 1.100%	1,000	1,000
3.25% Senior Notes due 2026(5)	700	700
4.90% Senior Notes due 2027	442	442
3.75% Senior Notes due 2027	599	599
1.00% Senior Notes due 2028 – Euro	763	763
4.10% Senior Notes due 2028	399	399
4.20% Senior Notes due 2029	795	795
4.55% Senior Notes due 2030	646	646
3.20% Senior Notes due 2031	561	561
2.75% Senior Notes due 2031	994	994
5.25% Senior Notes due 2032	306	306
4.80% Senior Notes due 2033	495	495
4.65% Senior Notes due 2034	792	792
5.15% Senior Notes due 2035	644	644
5.15% Senior Notes due 2036	694	694
Notes offered hereby	—	600
Cumulative adjustments to long-term debt from application of hedge accounting	(216)	(216)
Other long-term debt	212	212
Subtotal	10,626	11,226
Less: Current portion of long-term debt	(1,200)	(1,200)
Total long-term debt(6)	9,426	10,026
Total debt	15,214	15,814

	As of June 30, 2026
	Actual	As adjusted(1)
	(U.S. dollars in millions)
Shareholders’ equity:
Registered Shares – $0.01 par value
33,632,445 shares authorized not issued; 32,285,894 shares conditionally authorized; 192,106,786 shares issued and outstanding, actual and as adjusted	2	2
Additional paid-in capital	9,838	9,838
Retained earnings	13,339	13,339
Accumulated other comprehensive loss	(6,014)	(6,014)
Treasury shares, at cost	(1,212)	(1,212)
Total shareholders’ equity	15,953	15,953
Total capitalization	$31,167	$31,767

(1)
As adjusted includes the impact to cash and cash equivalents of estimated out-of-pocket expenses and the underwriting discounts for the offering of the Notes of approximately $4.1 million.

(2)
The amounts shown are book values, which are net of debt issuance costs and unamortized discounts other than for the Notes offered hereby.

(3)
Includes secured debt of $768 million at June 30, 2026. At June 30, 2026, the balance includes $337 million of secured debt collateralized by inventory.

(4)
Variable interest rates are as of June 30, 2026.

(5)
Upon maturity on August 15, 2026, Bunge repaid the balance outstanding of the 3.25% Senior Notes due 2026 using cash and cash equivalents and short-term debt.

(6)
Includes secured debt of $151 million at June 30, 2026.

DESCRIPTION OF THE NOTES
The Notes will be issued under an indenture, dated September 17, 2024, among BLFC, as issuer, Bunge, as guarantor, and U.S. Bank Trust Company, National Association, a national banking corporation with trust powers, as trustee, and as supplemented by one or more supplemental indentures to be dated as of the closing date of this offering (such indenture, as so supplemented by any applicable supplemental indenture, the “Indenture”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (“TIA”).
BLFC is a 100% — owned indirect subsidiary of Bunge. There are no restrictions on the ability of BLFC to transfer funds to Bunge.
This description of the Notes is intended to be a useful overview of the material provisions of the Notes, the Guarantee thereof and the Indenture. Because this description is only a summary, you should refer to the Indenture for a complete description of BLFC’s and Bunge’s obligations and your rights. A copy of the Indenture is available for inspection during normal business hours at the offices of the trustee.
Certain terms used in this description of the Notes are set forth under “— Defined Terms.”
General
The Notes
The Notes will:
•
constitute debt securities under the Indenture, and will be initially limited (subject in each case to the rights of BLFC to create and issue additional Notes as described under “— Further Issuances”) to an aggregate principal amount of:

•
$600,000,000 of the Notes;

•
mature on August 19, 2031;

•
not be convertible into any other security or have the benefit of any sinking fund;

•
rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC;

•
be fully, unconditionally and irrevocably guaranteed by Bunge, which Guarantee will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge;

•
be issued in minimum denominations of $2,000 and integral multiples of $1,000; and

•
be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Delivery and Form.”

Interest
Interest on the Notes will:
•
accrue at a rate of 5.000% per annum;

•
accrue from the date of issuance or the most recent interest payment date;

•
be payable in cash semi-annually in arrears on February 19 and August 19 of each year, commencing on February 19, 2027;

•
be payable to the holders of record on the business day immediately preceding the relevant interest payment date; and

•
be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment and Transfer
Principal of, premium and interest, if any, on the Notes will be payable, and the Notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by BLFC for such purpose which initially will be the office of the trustee, U.S. Bank Trust Company, National Association, 2 Concourse Parkway NE, Suite 800, Atlanta, Georgia 30328. Payment of principal of, premium and interest, if any, on the Notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global note.
A holder may transfer or exchange Notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes, but BLFC or Bunge may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to certain specified terms).
All amounts of principal of, premium and interest, if any, on the Notes paid by BLFC that remain unclaimed for two years after such payment was due and payable will be repaid to BLFC on its request and the holders of such Notes will thereafter look solely to BLFC for payment.
Optional Redemption by BLFC
Prior to the Par Call Date, BLFC may redeem the Notes at its option, in whole at any time, or in part from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming such Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, less (b) interest accrued to the date of redemption, and

•
100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Notes will be redeemable at the option of BLFC, in whole or in part from time to time, on at least 10 days’ but not more than 60 days’ prior notice mailed to the registered address of each holder of the Notes to be so redeemed, at a redemption price equal to 100% of the principal amount of the Notes being redeemed on the redemption date plus, in each case, accrued and unpaid interest on the Notes to be redeemed to the date of redemption.
“Treasury Rate” means, with respect to any redemption date, the yield determined by BLFC in accordance with the following two paragraphs.
The Treasury Rate shall be determined by BLFC after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, BLFC shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, BLFC shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, BLFC shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, BLFC shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
BLFC’s actions and determinations in determining the redemption price shall be conclusive and binding on the holders for all purposes, absent manifest error. BLFC will be responsible for making all calculations with respect to the redemption price. The trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification (and the trustee will not have any responsibility for such calculations).
In the case of a partial redemption, selection of Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Note to be redeemed. A new Note, in a principal amount equal to the unredeemed portion of the Note, will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless BLFC defaults in payment of the redemption price on and after the redemption date, interest will cease to accrue on the Notes on portions thereof called for redemption.
Repurchase at the Option of Holders
In the event that a Change of Control Triggering Event occurs, unless BLFC has irrevocably exercised its right to redeem any or all Notes without such redemption being subject to any conditions precedent as described in “— Optional Redemption by BLFC,” holders will have the right, at such holder’s option, subject to the terms and conditions of the Indenture, to require BLFC to purchase for cash any or all of such holder’s Notes in integral multiples of $1,000 original principal amount. BLFC will make an offer to purchase all such Notes (the “Change of Control Offer”) at a price equal to 101% of the aggregate principal amount of the Notes to be purchased plus accrued and unpaid interest to, but excluding, the date the Notes are purchased, if any, subject to the right of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).
Within 60 days following any Change of Control Triggering Event, BLFC will send notice of such Change of Control Offer to each holder of Notes in accordance with the procedures of DTC, with a copy to the trustee, with the following information:
•
that the Change of Control Offer is being made pursuant to the provisions of the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by BLFC;

•
the date of the Change of Control Triggering Event;

•
the date, which will be no earlier than 30 days and no later than 60 days after the date the notice of the occurrence of the Change of Control Triggering Event is mailed, by which BLFC must purchase the Notes (the “Change of Control Payment Date”);

•
the price that BLFC must pay for the Notes it is obligated to purchase;

•
the name and address of the trustee;

•
that any Notes not properly tendered will remain outstanding and continue to accrue interest;

•
that unless BLFC defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

•
the procedures for surrendering Notes to the paying agent for payment; and

•
the procedures by which a holder may withdraw such a tender after it is given.

On the Change of Control Payment Date, BLFC will be obligated, to the extent lawful, to:
•
accept for payment Notes or portions of Notes properly tendered (subject to minimum denomination requirements);

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•
deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

In connection with any purchase of Notes after a Change of Control Triggering Event, BLFC will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.
BLFC will not purchase any Notes if there has occurred and is continuing to occur on the Change of Control Payment Date an event of default under the Indenture, other than a default in payment of the purchase price payable for the Notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which Bunge and its subsidiaries are, and may become, party may restrict BLFC from purchasing Notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when BLFC is prohibited from purchasing the Notes, Bunge could seek the consent of lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such a prohibition. If Bunge does not obtain such consent or refinance such borrowings, BLFC will remain prohibited from purchasing the Notes. In addition, certain indebtedness to which Bunge and its subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to Bunge would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the Indenture). If Bunge experiences a change of control that triggers a default under the terms of Bunge’s or its subsidiaries’ other indebtedness, Bunge could seek a waiver of such default or seek to refinance such other indebtedness. In the event Bunge does not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.
BLFC’s ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by Bunge’s then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Bunge. Bunge has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, Bunge could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could affect its capital structure or credit ratings.
BLFC will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by BLFC and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Bunge to any person. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Bunge. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of Notes may require BLFC to make an offer to repurchase the Notes as described above. The provisions under the Indenture relating to BLFC’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.
Further Issuances
BLFC may from time to time, without the consent of existing noteholders, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and first payment of interest of such Notes. Additional Notes issued in this manner will be consolidated with and will form a single series with the previously outstanding Notes; provided that if the additional Notes are not fungible with the previously outstanding Notes for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number, Common Code, ISIN number and/or any other identifying number.
Guarantee
Bunge will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and prompt payment of principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes. Any obligation of Bunge to make a payment may be satisfied by causing BLFC to make such payment.
Ranking
The Notes will be unsecured and unsubordinated indebtedness of BLFC and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC.
The Guarantee will be an unsecured and unsubordinated obligation of Bunge and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge. The Guarantee will effectively rank junior in right of payment to any secured indebtedness of Bunge to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries (other than BLFC).
Additional Amounts
In the event that payments are required to be made by Bunge pursuant to its obligations under the Guarantee, Bunge will pay to the holder of any Note such additional amounts as may be necessary so that every net payment made by Bunge or a paying agent of the principal of, premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by Switzerland will not be less than the amount provided in that Note to be then due and payable. Bunge will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the holder having some connection with Switzerland, other than its participation as holder under the Indenture.
Covenants
The Indenture will set forth covenants that will impose limitations and restrictions on BLFC and will also set forth covenants which will be applicable to Bunge and certain of its subsidiaries. This section summarizes the material covenants of BLFC and Bunge in the Indenture.

Limitations and Restrictions on BLFC
The Indenture will limit and restrict BLFC from taking the following actions or engaging in the following activities or transactions:
•
engaging in any business or entering into, or being a party to, any transaction or agreement except for:

•
the issuance and sale of the Notes;

•
the incurrence of Permitted Indebtedness;

•
the entering into of Hedge Agreements relating to the Notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the Notes and such other indebtedness outstanding; and

•
the use of the net proceeds from the issuance of the Notes or such other indebtedness to either increase its investment in intercompany loans or to repurchase, redeem or repay the Notes, Permitted Indebtedness, other indebtedness that is equal in right of payment on the Notes or to pay expenses incurred therewith;

•
acquiring or owning any subsidiaries;

•
incurring any Indebtedness which ranks senior in right of payment to the Notes;

•
creating, assuming or incurring any Lien, other than Company Permitted Liens, upon any Property (it being understood, for the avoidance of doubt, that BLFC may not create, assume or incur any Lien, including any Lien which would otherwise constitute a Permitted Lien, in the case of Bunge or any Restricted Subsidiary, other than Company Permitted Liens); and

•
entering into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables.

Limitation on Liens
The Indenture will provide that Bunge will not, and will not permit any Restricted Subsidiary to, create, assume or incur any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by Bunge or any Restricted Subsidiary (other than the Notes), unless all of the outstanding Notes and the Guarantee are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.
Restriction on Sale-Leasebacks
The Indenture will provide that Bunge will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than Bunge or a Restricted Subsidiary) and the taking back by Bunge or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a “sale-leaseback transaction”), unless:
(1)
the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later;

(2)
the sale-leaseback transaction is between Bunge and a Restricted Subsidiary of Bunge, or between Restricted Subsidiaries of Bunge;

(3)
the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

(4)
the sale-leaseback transaction constitutes a Permitted Lien for the purposes of “— Limitation on Liens”; or

(5)
Bunge or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of Bunge or any Subsidiary having a maturity of more than one year that is not subordinated to the Notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Exception to Limitation on Liens and Restriction on Sale-Leasebacks
Notwithstanding the foregoing restrictions on Liens (other than a Permitted Lien) and sale-leaseback transactions, the Indenture will provide that Bunge may, and may permit any Restricted Subsidiary to, create, assume or incur to exist any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by Bunge or any Restricted Subsidiary (other than the Notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under “— Restriction on Sale-Leasebacks,” without equally and ratably securing the Notes or the Guarantee; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the Notes) secured by such Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 20% of its Consolidated Net Tangible Assets.
In summary, and for the avoidance of doubt, BLFC is prohibited from creating, assuming or incurring any Lien, except for Company Permitted Liens, upon any Property whatsoever. Otherwise, only Bunge and Restricted Subsidiaries are subject to any restrictions on Liens and sale-leaseback transactions.
Consolidation, Merger, Amalgamation and Sale of Assets
The Indenture will provide that Bunge may consolidate with or merge or amalgamate with or into, engage in a series of transactions to redomesticate into a new jurisdiction, or sell, lease or convey all or substantially all of its assets to, another person only if:
(1)
the successor or continuing or redomesticated company is either Bunge or is a person incorporated under the laws of Bermuda, or organized under the laws of the United States, any state thereof or the District of Columbia, any full member state of the European Union, Canada, Australia, Switzerland or the United Kingdom, and assumes by supplemental indenture all of Bunge’s obligations under the Indenture and the Guarantee; and

(2)
immediately after giving effect to the transaction, no event of default under the Indenture, or event which with notice or lapse of time would be an event of default under the Indenture, has occurred and is continuing.

If Bunge engages in one of the transactions described above and complies with the conditions listed above, the successor will be substituted for Bunge for the purposes of the Indenture with the same effect as if it and not Bunge had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of Bunge under the Indenture. However, in the case of a lease of all or substantially all its assets, Bunge will not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes (including additional amounts).
In the event that Bunge consolidates with or merges or amalgamates with or into, engages in a series of transactions to redomesticate into a new jurisdiction, or sells, leases or conveys all or substantially all of its assets to, another person and the successor is not a person organized under the laws of United States, any state thereof or the District of Columbia, Bunge and the successor or continuing or redomesticated company will, as a condition to such consolidation, merger, amalgamation or sale, lease or conveyance of assets, comply with the following additional requirements:
•
enter into a supplemental indenture with the trustee providing for full, unconditional and irrevocable indemnification of the holders and beneficial owners of the Notes and the trustee against any tax or duty (including, for the avoidance of doubt, any withholding tax) of whatever nature (other than any tax imposed by reason of the holder having a connection to any such jurisdiction other than as a holder of a Note) which is incurred or otherwise suffered by the trustee or such holders or beneficial owners with respect to the Notes and which would not have been incurred or otherwise suffered in the absence of such consolidation, merger, amalgamation or sale, lease or conveyance of assets; and
•
deliver to the trustee, for the benefit of the holders of the Notes, legal opinions of independent legal counsel of recognized standing in New York and the jurisdiction under whose laws the successor or continuing or redomesticated company is organized, to the effect that the obligations of the successor with respect to the Indenture or the Guarantee, as applicable, are legal, valid, binding and enforceable in accordance with their terms.

In addition, the Indenture will provide that Bunge will not permit any Subsidiary to consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, any person unless:
•
such transaction is a merger or amalgamation of a Subsidiary into, or a consolidation of a Subsidiary with, Bunge (so long as Bunge is the surviving or continuing entity) or another Subsidiary or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to Bunge or another Subsidiary; or

•
such transaction is the merger or amalgamation of a Subsidiary with or into, the consolidation of a Subsidiary with, or the sale, lease or conveyance by a Subsidiary of all or substantially all of its property to, another person (provided that such person is not an affiliate), so long as immediately prior to, and after giving effect to, the transaction, no default or event of default exists or would exist.

Notwithstanding the foregoing sentence, BLFC may not be party to, or the subject of, any consolidation, merger, amalgamation or sale of assets.
Reports
BLFC will covenant to deliver to the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports which we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In addition, BLFC agrees that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Events of Default
Each of the following will be an event of default under the Indenture:
(1)   the default in any payment of interest on any Note when it becomes due, and continuance of such default for a period of 30 days;
(2)   the default in the payment of principal of, or premium, if any, on, any Notes when due at its stated maturity, upon optional redemption or otherwise, upon declaration of acceleration or otherwise;
(3)   the failure by BLFC or Bunge to comply for 60 days after written notice with its other agreements contained in the Indenture;
(4)   the failure of BLFC, Bunge or a Material Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused or permit the holder or beneficiary of such indebtedness to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $200,000,000; or
(5)   certain events of bankruptcy, insolvency or reorganization of (a) BLFC, (b) Bunge or (c) a Material Subsidiary.
A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the Indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding Notes notifies BLFC or Bunge, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.
If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to BLFC, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to BLFC and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding Notes under the Indenture may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and the consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
Subject to the provisions of the Indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:
•
such holder has previously given the trustee written notice of a continuing event of default under the Indenture;

•
holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing that the trustee pursue the remedy;

•
such holders have offered, and, if requested, provide to the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

•
the trustee has not complied with such request within 60 days after the receipt of the request and the offer, and, if requested, the provision of security or indemnity; and

•
during such 60-day period the holders of a majority in aggregate principal amount of the then outstanding Notes do not give the trustee a direction inconsistent with the request.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to, in writing, direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines may be unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
The Indenture provides that if a default occurs and is continuing and is actually known to the trustee, the trustee must send to each holder notice of the default or event of default within 90 days after it occurs. Except in the case of a default or event of default in the payment of principal of, premium, if any, or interest on any Note, the trustee may withhold notice if and so long as a committee of its Responsible Officers (as defined in the Indenture) in good faith determines that withholding notice is in the interests of the holders. In addition, BLFC and Bunge are required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.
Amendments and Waivers
Modifications and amendments of the Indenture may be made by BLFC, Bunge and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of Notes. After a supplemental indenture or waiver becomes effective, BLFC shall send to the holders affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by BLFC to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
However, without the consent of each holder affected, an amendment or waiver may not, with respect to Notes held by a non-consenting holder:
•
reduce the principal amount or change the fixed maturity of any Note;

•
reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including default interest, on any Note;

•
waive a default or event of default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration;

•
make the principal of or premium, if any or interest on any Note payable in currency other than that stated in the Notes;

•
make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the Notes to receive payments of principal of or premium, interest, if any, on the Notes and to institute suit for the enforcement of any such payments;

•
make any change in the foregoing amendment and waiver provisions; or

•
reduce the percentage in principal amount of any Notes, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

The holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with the purchase of, or tender of or exchange offer for, such Notes) by notice to the trustee may on behalf of the holders of all of the Notes waive any existing default or event of default and its consequences under the Indenture except a continuing default or event of default in the payment of premium or interest on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration of such Notes and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such default or event of default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.
Without the consent of any holder, BLFC, Bunge and the trustee may modify or amend the Indenture:
•
to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided, however, that any amendment made solely to conform the provisions of the Indenture to the description of the Notes contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders of such Notes, as evidenced by an officer’s certificate of BLFC stating that such text constitutes an unintended conflict with the description of the corresponding provision in this prospectus supplement;
•
to provide for uncertificated Notes in addition to or in place of certificated Notes;

•
to provide for the assumption of BLFC’s or Bunge’s obligations to the holders by a successor to BLFC or Bunge, as applicable;

•
to make any change that would provide any additional rights or benefits to the holders that does not adversely affect the legal rights hereunder of any holder;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•
to provide for the issuance of and establish the form and terms and conditions of Notes as permitted by the Indenture;

•
to add guarantees with respect to the Notes or to provide security for the Notes;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•
to make any other change that does not materially adversely affect the rights of any holders, as determined conclusively by BLFC in good faith.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, BLFC is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.
Defeasance
BLFC at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of such Notes, replacing mutilated, destroyed, lost or stolen Notes and maintaining a registrar and paying agent in respect of the Notes. If BLFC exercises its legal defeasance option, the Guarantee will terminate.
BLFC at any time may terminate its obligations under covenants described under “— Covenants” (other than “— Consolidation, Merger, Amalgamation and Sale of Assets”) above, its obligation to repurchase Notes following a Change of Control Triggering Event and the events of default described in clauses (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) and (5) under “— Events of Default” above (“covenant defeasance”).
BLFC may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If BLFC exercises its legal defeasance option, payment of the Notes may not be accelerated because of an event of default with respect thereto. If BLFC exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an event of default specified in clause (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) or (5) under “— Events of Default” above.
In order to exercise either defeasance option, BLFC must irrevocably deposit in trust with the trustee, cash in U.S. dollars, non-callable government obligations, or a combination thereof in such amounts as will be sufficient, as determined by BLFC, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and BLFC must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (the “IRS”) or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, noteholders would have to rely solely on the trust deposit for the payment of the Notes and could not look to BLFC or Bunge for payment in the event of any shortfall.
Concerning the Trustee
U.S. Bank Trust Company, National Association is the trustee under the Indenture and has been appointed by BLFC as Registrar and Paying Agent with regard to the Notes. An affiliate of the trustee is a lender under certain of BLFC’s credit facilities.
Governing Law
The Notes, the Guarantee and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Consent to Jurisdiction
Bunge will irrevocably submit to the exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the Indenture, the Notes or the Guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
Currency Indemnity
The obligation of Bunge or BLFC to make any payments under the Indenture, the Notes or the Guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the Indenture, the Notes or the Guarantee will constitute a discharge of BLFC’s or Bunge’s obligation only to the extent of the amount in U.S. dollars that the noteholder is able to purchase with the amount such noteholder receives or recovers. If the amount of U.S. dollars purchased by such noteholder is less than the amount expressed to be due to such noteholder, Bunge will indemnify the noteholder against any loss sustained as a result. In any event, Bunge will indemnify the noteholder against the cost of any such purchase.
Defined Terms
“Attributable Indebtedness” means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).
“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.
“Change of Control” means the occurrence of any of the following: (1) Bunge becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Section 13d-5(b)(1) of the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the voting power of the voting stock of Bunge then outstanding or (2) the sale, lease or transfer of all or substantially all of the assets of Bunge and its subsidiaries, taken as a whole, to any person or persons that is not a subsidiary of Bunge.
“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.
“Company Permitted Lien” means:
(1)
Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and with respect to which adequate reserves have been established in accordance with U.S. GAAP;

(2)
any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)
any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)
Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default; and

(5)
Liens securing obligations under a Hedge Agreement.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of Bunge and its consolidated subsidiaries after deducting therefrom:
(1)
all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

(2)
total prepaid expenses and deferred charges; and

(3)
all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Bunge and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with U.S. GAAP.

“Fitch” means Fitch Ratings Limited.
“Hedge Agreements” means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Indebtedness” means, as to any person, without duplication:
(1)
all obligations of such person for borrowed money;

(2)
all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all obligations of such person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

(4)
all obligations of such person as lessee which are capitalized in accordance with U.S. GAAP;

(5)
all obligations of such person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

(6)
all obligations of such person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements;

(7)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; and

(8)
all guarantees of such person (other than guarantees of obligations of direct or indirect Subsidiaries of such person).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.
“Lien” means any mortgage, lien, security interest, pledge, charge or other encumbrance.
“Material Subsidiary” means, at any time, any Subsidiary of Bunge which at such time is a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Par Call Date” means July 19, 2031.
“Pari Passu Indebtedness” means (i) Indebtedness for borrowed money and (ii) indebtedness incurred in connection with Hedge Agreements entered into in connection with the Indenture and any Pari Passu Indebtedness described in clause (i) above, in each case which ranks not greater than pari passu (in priority of payment) with the Indenture.
“Permitted Indebtedness” means (a) Indebtedness pursuant to the Indenture, (b) Pari Passu Indebtedness and (c) Subordinated Indebtedness.
“Permitted Liens” means:
(1)
Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith and with respect to which adequate reserves have been established in accordance with U.S. GAAP;

(2)
any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

(3)
any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

(4)
any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

(5)
any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

(6)
Liens existing immediately prior to the issuance of the Notes;

(7)
Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the Indenture;

(8)
Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;

(9)
Liens created by a Restricted Subsidiary in favor of Bunge, BLFC or a Subsidiary;

(10)
Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(11)
Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

(12)
Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

(13)
Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the Indenture;

(14)
minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of Bunge or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Bunge or any Restricted Subsidiary;

(15)
Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as true sales of financial assets under ASC 860, Transfers and Servicing and such accounts receivable and related assets are not consolidated on the consolidated financial statements of Bunge and its subsidiaries under ASC 810, Consolidation;

(16)
Liens on intercompany loans made to Bunge or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans;

(17)
Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

(18)
Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

(19)
Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including without limitation, obligations under reimbursement agreements.

For purposes of this definition, (A) the phrases “accounts receivable from or invoices to export customers” and “contracts to sell, purchase or receive commodities to (from) export customers” refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to Bunge or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not Bunge or a Restricted Subsidiary will be deemed to be or have been “acquired” by Bunge or such Restricted Subsidiary as part of such corporate reorganization even if Bunge or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.
“Property” means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.
“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Bunge which shall be substituted for any of Moody’s, S&P or Fitch, or all of them, as the case may be.
“Restricted Property” means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by Bunge or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.
“Restricted Subsidiary” means any Material Subsidiary.
“S&P” means Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.
“Subordinated Indebtedness” means Indebtedness (including, without limitation, convertible notes), which is explicitly subordinated in right of payment to the Notes pursuant to the terms and conditions set forth in the transaction documents governing such Indebtedness.
“Subsidiary” means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Bunge, one or more of the Subsidiaries of Bunge, or a combination thereof.
“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect on the date the Indenture is entered into.

BOOK-ENTRY, DELIVERY AND FORM
BLFC will issue the Notes in the form of one or more permanent global securities. The global securities will be deposited with, or on behalf of, the Depositary and issued to and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.
The Depositary has advised BLFC that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
BLFC expects that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the interest in the Notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the Notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.
Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.
So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Notes evidenced by the global certificates for all purposes of such Notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the Notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owner or holder of any Notes under the global securities. BLFC understands that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
All payments on Notes represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.
BLFC expects that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the Depositary or its nominee. BLFC also expects that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. BLFC will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.
Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither BLFC, Bunge, nor the trustee will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Certificated Note
If:
•
the Depositary notifies BLFC that it is at any time unwilling or unable to continue as a depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

•
BLFC or Bunge, at its option, and subject to the procedures of the Depositary, notifies the trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture subject to the procedures of the Depositary; or

•
upon the occurrence of some other events as provided in the Indenture;

then, upon surrender by the Depositary of the global notes, certificated Notes will be issued to each person that the Depositary identifies as the beneficial owner of the Notes represented by the global notes. Upon the issuance of certificated Notes, the trustee is required to register the certificated Notes in the name of that person or persons, or their nominee, and cause the certificated Notes to be delivered thereto.
None of BLFC, Bunge or the trustee will be liable for any delay by the Depositary or any participant or indirect participant in the Depositary in identifying the beneficial owners of the related Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes, including with respect to the registration and delivery, and the principal amount, of the Notes to be issued.

TAXATION
Swiss Tax Considerations
Swiss Federal Withholding Tax
According to current Swiss tax law and the present practice of the Swiss Federal Tax Administration (the “SFTA”), payments of interest on the Notes and repayment of principal of the Notes by BLFC is not subject to Swiss withholding tax, provided that BLFC is at all times resident and managed outside Switzerland for Swiss tax purposes and that the proceeds will be used in Switzerland only up to the amount accepted by the SFTA according to their practice published on February 5, 2019.
On April 3, 2020, the Swiss Federal Council proposed draft legislation and opened the consultation procedure regarding the reform of the Swiss withholding tax regime, which had previously been suspended. A main aspect of the draft legislation was the exemption of Swiss-domiciled legal entities and foreign investors from withholding tax on Swiss domestic interest-based investments. In essence, the draft legislation would have replaced the current debtor-based regime applicable to interest payments with a paying agent-based regime for Swiss withholding tax. Broadly, this paying agent-based regime would have (i) subjected all interest payments made through paying agents in Switzerland to individuals resident in Switzerland to Swiss withholding tax and (ii) exempted from Swiss withholding tax interest payments to all other persons, including to Swiss-domiciled legal entities and foreign investors (other than for indirect interest payments via foreign and domestic collective investments vehicles). However, the results of the consultation, which ended on July 10, 2020, were controversial. Consequently, on April 15, 2021, the Swiss Federal Council submitted new draft legislation on the reform of the Swiss withholding tax system providing for the abolition of Swiss withholding tax on interest payments on bonds for submission to the Swiss Parliament, which legislation was accepted by the Swiss Parliament on December 17, 2021. The proposed legislation was rejected in a referendum held on September 25, 2022. Notwithstanding the foregoing, if a new paying agent-based regime were nevertheless to be enacted and were to result in the deduction or withholding of Swiss withholding tax on any payment in respect of a Note by any person in Switzerland other than BLFC, the holder of such Note would not be entitled to any additional amounts with respect to such Note as a result of such deduction or withholding under the Terms and Conditions.
Swiss Federal Stamp Duties
The issue and the redemption of the Notes is neither subject to Swiss federal issuance stamp duty nor to Swiss federal transfer stamp duty.
Dealings in Notes with a term in excess of twelve months, where a Swiss domestic bank or a Swiss domestic security dealer (both terms as defined in the Swiss Federal Stamp Duty Act and including banks or security dealers in the Principality of Liechtenstein) acts as party or intermediary, may, subject to certain exemptions, be liable to the Swiss federal transfer stamp duty at a rate of up to 0.3 per cent.
Automatic Exchange of Information
On November 19, 2014, Switzerland signed the Multilateral Competent Authority Agreement (the “MCAA”). The MCAA is based on article 6 of the OECD/Council of Europe administrative assistance convention and is intended to ensure the uniform implementation of Automatic Exchange of Information (the “AEOI”). The Federal Act on the International Automatic Exchange of Information in Tax Matters (the “AEOI Act”) entered into force on January 1, 2017. The AEOI Act is the legal basis for the implementation of the AEOI standard in Switzerland.
The AEOI is being introduced in Switzerland through bilateral agreements or multilateral agreements. The agreements have, and will be, concluded on the basis of guaranteed reciprocity, compliance with the principle of speciality (i.e. the information exchanged may only be used to assess and levy taxes (and for criminal tax proceedings)) and adequate data protection.
Based on such multilateral agreements and bilateral agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets, including the Notes, held in, and income derived thereon and credited to, accounts or deposits with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in a treaty state.
Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act
Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On 8 October 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the SFTA, which in turn provides the information to the U.S. tax authorities. The negotiations were concluded on November 13, 2023 and on June 27, 2024, the SFTA issued a press release announcing the signing of a reciprocal FATCA Model 1 intergovernmental agreement (the “Model 1 IGA”). This means that Switzerland will also receive account data from the United States in the future. Swiss financial institutions will no longer provide the required data to the U.S. authorities, but rather to the SFTA, which will then transmit it to the IRS. In Switzerland, the implementation of the Model 1 IGA necessitates changes to national law, which will be decided by the Federal Assembly. Such changes to national law implementing the Model 1 IGA are currently expected to enter into force in Switzerland on January 1, 2029.
Material U.S. Federal Income Tax Consequences
The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by beneficial owners that purchase the Notes at the initial issue price in the offering of the Notes (which will equal the first price at which a substantial amount of the Notes is sold to the public), and hold the Notes as capital assets (generally, property held for investment purposes). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) and different interpretations. This summary is intended for general information purposes only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to the particular circumstances of investors, or to investors that are subject to special U.S. federal income tax rules (such as dealers in securities and other taxpayers that hold Notes other than as capital assets for U.S. federal income tax purposes, a trader in securities who has elected the mark-to-market method of accounting for its securities, insurance companies, real estate investment trusts, regulated investment companies, banks or financial institutions, partnerships and other pass-through or hybrid entities, U.S. expatriates, tax-exempt organizations, controlled foreign corporations or passive foreign investment companies (within the meaning of the Code), United States Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax and persons who hold the Notes as part of a conduit, hedge, straddle, conversion or other integrated transaction). There can be no assurance that the IRS will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion. No ruling has been or will be sought from the IRS with respect to the position and issues discussed herein. Furthermore, this summary does not address any state, local or non-U.S. tax implications, or any aspect of U.S. federal tax law other than income taxation.
PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES BASED UPON THEIR PARTICULAR SITUATIONS, INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND NON-U.S. TAX LAWS.
For purposes of this discussion, a “United States Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, a state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S.

federal income taxation regardless of its source, or (iv) a trust if the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has validly elected to be treated as a United States person under the applicable Treasury Regulations. Correspondingly, a “Non-U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a United States Holder. The U.S. federal income tax consequences for a partner in a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding Notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their own tax advisors.
United States Holders
Payments of Stated Interest
We expect, and the remainder of this discussion assumes, that the Notes will not be issued with original issue discount (other than less than a specified de minimis amount of original issue discount) for U.S. federal income tax purposes. Subject to the discussion below, stated interest payable on a Note generally will be taxable to a United States Holder as ordinary income at the time the interest is accrued or received, in accordance with the United States Holder’s regular method of tax accounting.
We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts resulting from Switzerland withholding taxes imposed with respect to the Notes (see “Description of the Notes — Additional Amounts”) will be taxable to a United States Holder as additional interest income when received or accrued, in accordance with such United States Holder’s method of tax accounting and the possibility of such additional amounts will not cause the Notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. Furthermore, we intend to take the position that the possibility that amounts may be paid in excess of the stated principal amount of the Notes (see “Description of the Notes — Repurchase at the Option of Holders”) will not cause the Notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. Under the applicable Treasury Regulations, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the Notes are issued) are ignored. We believe the possibility of the payment of such additional amounts is remote and/or incidental. Our position will be binding on you, unless you timely and explicitly disclose to the IRS that you are taking a position different from ours. Our position is not binding on the IRS. The IRS may take a contrary position to this position and may treat the Notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the Notes. If the IRS were to successfully assert a contrary position, a United States Holder could be required to accrue income on its Notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. United States Holders should consult their independent tax advisors concerning this position.
Sales and Other Taxable Dispositions
In general, upon the sale or other taxable disposition of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes, and therefore will be taxable as ordinary income to the extent not previously included in gross income) and such United States Holder’s adjusted tax basis in the Note. A United States Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to it. Such gain or loss generally will be capital gain or loss and generally will constitute long-term capital gain or loss if the United States Holder held the Note for more than one year at the time of disposition. Certain non-corporate United States Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Medicare Tax on Net Investment Income
United States Holders that are individuals, estates and certain trusts generally will be subject to an additional 3.8% Medicare contribution tax on their “net investment income” (which includes interest income and capital gain on the sale or other taxable disposition of the Notes). United States Holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of the Notes.
Non-U.S. Holders
Payments of Stated Interest
Subject to the discussions below concerning backup withholding and FATCA, payments of stated interest on a Note to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) unless such interest is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, where an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder) and the Non-U.S. Holder provides a properly completed W-8ECI or:
•
the Non-U.S. Holder is not a “10 percent shareholder” of us within the meaning of Section 871(h)(3)(B) of the Code;

•
the Non-U.S. Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership; and

•
the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder (and described generally below) are met.

For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations promulgated under these provisions, in order to obtain the exemption from U.S. federal withholding tax on payments of stated interest described above, either (1) the Non-U.S. Holder must provide its name and address, and certify, under penalties of perjury that such Non-U.S. Holder is not a United States person or (2) the Non-U.S. Holder must hold its Notes through certain intermediaries and both the Non-U.S. Holder and the relevant intermediary must satisfy the certification requirements of the applicable Treasury regulations. Under Treasury regulations, the foregoing certification generally may be provided by a Non-U.S. Holder on a duly executed applicable IRS Form W-8.
If interest on a Note (i) is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, and (ii) in the case of a Non-U.S. Holder entitled to claim treaty benefits, is attributable to a permanent establishment or fixed base maintained within the United States by the Non-U.S. Holder, then such interest income generally will be exempt from the withholding described above (provided the Non-U.S. Holder provides a properly completed W-8ECI), but will be subject to U.S. federal income tax on a net-income basis at the regular tax rates applicable to United States Holders. In certain circumstances, a Non-U.S. Holder that is a corporation also may be subject to an additional “branch profits tax” in respect of effectively connected interest income (currently at a 30% rate or, if applicable, a lower treaty rate).
Sales and Other Taxable Dispositions
Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of a Note generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of a Note, unless:
•
such Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

•
such gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States (and, generally, if the Non-U.S. Holder is entitled to claim treaty benefits, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States).

In the case of a Non-U.S. Holder of Notes described in the first bullet point above, any gain realized upon a sale or other taxable disposition of the Notes held by such Non-U.S. Holder will be subject to U.S. federal income tax at a statutory rate of 30% (or, if applicable, a lower treaty rate) which gain may be offset by certain losses. In the case of a Non-U.S. Holder of Notes described in the second bullet point above, any gain realized upon a sale or other taxable disposition of the Notes held by such Non-U.S. Holder will be subject to U.S. federal income tax on a net-income basis at the regular graduated tax rates applicable to United States Holders. In addition, a Non-U.S. Holder of Notes described in the second bullet point above that is a corporation also may be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate).
Backup Withholding and Information Reporting
Under current U.S. federal income tax law, backup withholding at specified rates (currently 24%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain owners of Notes. In the case of a United States Holder that is not an exempt recipient, information reporting requirements generally will apply to payments of principal or interest on a Note. Backup withholding will apply to such a United States Holder if:
•
the United States Holder fails to furnish (generally, furnished on a properly executed IRS Form W-9) its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

•
the United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•
the payor is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

•
under certain circumstances, the United States Holder fails to certify, under penalties of perjury, that such holder is a United States person, has furnished a correct TIN and has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption, if available.
Information reports generally must be made annually to the IRS and to each Non-U.S. Holder for the amount of interest paid on a Note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. In the case of a Non-U.S. Holder, backup withholding will not apply to payments of principal or interest on a Note if the certification requirements described under “— Non-U.S. Holders —  Payments of Stated Interest” above are satisfied and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is actually a United States person or the Non-U.S. Holder has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the sale of a Note within the United States or conducted through certain U.S. related financial intermediaries unless the requirements in the immediately preceding sentence are satisfied. Non-U.S. Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.
Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a person’s U.S. federal income tax liability and may entitle such person to a refund, provided that certain required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as the Foreign Account Tax Compliance Act or “FATCA,” impose withholding of 30% on payments of interest on the Notes made to “foreign financial institutions” (which is defined to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. This regime generally applies to payments of interest on the Notes as well as the proceeds of any sale or other disposition (including a retirement or redemption) of the Notes. However, the IRS has issued proposed Treasury Regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury Regulations, we and any other applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. If FATCA withholding is imposed, an investor that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the Notes.
The discussion in this section “Material U.S. Federal Income Tax Consequences” is for general information only and may not address all tax considerations that may be significant to investors.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by (i) any “employee benefit plan” (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) to which Part 4 of Subtitle B of Title I of ERISA applies, (ii) any “plan” described in and subject to Section 4975 of the Code and (iii) any entity or account whose underlying assets are considered to include the “plan assets” of any employee benefit plan or plan described in the foregoing clauses (i) or (ii) (each of (i), (ii) and (iii), a “Plan”).
Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or other benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Code (“Other Plan Investors”) may not be subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under other applicable federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). Fiduciaries of Other Plan Investors considering an investment in the Notes should consult with counsel before purchasing Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.
In considering an investment of a portion of the assets of any Plan or Other Plan Investor in the Notes, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or Other Plan Investor and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan or Other Plan Investor including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Other Plan Investors, while not subject to penalties and liabilities under ERISA and Section 4975 of the Code, may nevertheless be subject to similar restrictions under applicable Similar Law. The acquisition and/or holding of Notes by a Plan with respect to which an issuer, an initial purchaser or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the Notes. These class exemptions include, without limitation (in each case as amended), PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code, respectively, for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, and pays no more, than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan or Other Plan Investor, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.
Representation
Accordingly, by the acquisition and holding of a Note, or any interest in a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the Note, or any interest therein, constitutes assets of any Plan or Other Plan Investor or (ii) the acquisition and holding of the Notes, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
Each purchaser of the Notes (including any interest in a Note) that is a Plan or an Other Plan Investor should understand that nothing herein is or is intended to be impartial investment advice directed at any potential purchaser that is a fiduciary of a Plan or an Other Plan Investor, or at such purchasers generally.
Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA or Similar Law, as applicable, and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. We make no representation as to whether an investment in the Notes is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any Plan or Other Plan Investor in general or whether such investment is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any particular Plan or Other Plan Investor.
THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE A COMPREHENSIVE SUMMARY AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THE APPLICABLE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES, OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES (AND HOLDING THE NOTES) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN OR ANY OTHER PLAN INVESTOR, CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH INVESTMENT AND WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE PURCHASE AND HOLDING OF THE NOTES, VIEWING THESE IMPLICATIONS IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, BLFC has agreed to sell to the underwriters named below, and they have severally and not jointly agreed to purchase the principal amount of the Notes set forth below:
Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$60,000,000
BofA Securities, Inc.	60,000,000
Mizuho Securities USA LLC	60,000,000
Rabo Securities USA, Inc.	60,000,000
Deutsche Bank Securities Inc.	60,000,000
ING Financial Markets LLC	60,000,000
SMBC Nikko Securities America, Inc.	60,000,000
Academy Securities, Inc.	9,000,000
BBVA Securities Inc.	9,000,000
BMO Capital Markets Corp.	9,000,000
BNP Paribas Securities Corp.	9,000,000
Citigroup Global Markets Inc.	9,000,000
Commerz Markets LLC	9,000,000
Commonwealth Bank of Australia	9,000,000
Credit Agricole Securities (USA) Inc.	9,000,000
HSBC Securities (USA) Inc.	9,000,000
J.P. Morgan Securities LLC	9,000,000
Natixis Securities Americas LLC	9,000,000
Oversea-Chinese Banking Corporation Limited	9,000,000
Santander US Capital Markets LLC	9,000,000
Scotia Capital (USA) Inc.	9,000,000
Standard Chartered Bank	9,000,000
U.S. Bancorp Investments, Inc.	9,000,000
ANZ Securities, Inc.	3,000,000
DZ Financial Markets LLC	3,000,000
Goldman Sachs & Co. LLC	3,000,000
ICBC Standard Bank Plc	3,000,000
Loop Capital Markets LLC	3,000,000
Mischler Financial Group, Inc.	3,000,000
PNC Capital Markets LLC	3,000,000
RBC Capital Markets, LLC	3,000,000
RB International Markets (USA) LLC	3,000,000
SEB Securities, Inc.	3,000,000
SG Americas Securities, LLC	3,000,000
Westpac Capital Markets LLC	3,000,000
Total	$600,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if any such Notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or, in certain circumstances, the offering of the Notes may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Certain underwriters are not broker-dealers registered with the SEC and, therefore, may not make sales of any of the Notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that such underwriters intend to effect sales of the Notes in the United States, they will do so only through one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law.
Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
Each of Oversea-Chinese Banking Corporation Limited (“OCBC”) and ICBC Standard Bank Plc (“ICBC Standard”) is restricted in its securities dealings in the United States and will not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. Accordingly, OCBC and ICBC Standard shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters in the United States. OCBC and ICBC Standard shall offer and sell the Notes constituting part of its allotment solely outside the United States.
The underwriters initially propose to offer the Notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to 0.200% of the principal amount of the Notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.150% of the principal amount of the Notes to certain other dealers. After the initial offering, the underwriters may from time to time change the public offering price and any other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates. We estimate that our out-of-pocket expenses for the offering of the Notes, other than the underwriting discounts, will be approximately $2.0 million.
The Notes are each a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. One or more of the underwriters have advised us that they intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time in their sole discretion and without notice. No assurance can be given that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable. BLFC and Bunge have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
In connection with this offering of the Notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.
•
Overallotment involves sales in excess of the aggregate principal amount of the Notes to be purchased by the underwriters in this offering, which creates a syndicate short position for the underwriters.

•
Stabilizing transactions involve the Notes for the purpose of pegging, fixing or maintaining the price of the Notes.

•
Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

Stabilizing transactions and syndicate covering transactions may cause the Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the registrar, paying agent, and trustee under the indenture governing the Notes.
We intend to use the net proceeds from the offering for general corporate purposes. General corporate purposes may include, without limitation, the repayment and refinancing of debt, including certain short-term indebtedness, working capital, capital expenditures, stock repurchases and investments in subsidiaries.
Certain of the underwriters and/or their affiliates are lenders under our credit facilities and/or holders of our existing senior notes. As a result, they may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”
In addition, in the ordinary course of their business and from time to time, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Extended Settlement
We expect that delivery of the Notes will be made to investors in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about August 19, 2026, which is the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to their date of delivery will be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus

(including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
This document is for distribution only to, and is directed only at, and any offer, subsequently made may only be directed at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”)) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), and/or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, and/or (iii) are outside the UK, and/or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity in the UK to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong (the “C(WUMP)O”), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the “FIEA”)) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the account or the benefit of, any Japanese Person (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.
Notice to Prospective Investors in Switzerland
Neither this prospectus supplement nor the accompanying prospectus is intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material has not been circulated or distributed, nor will it be circulated or distributed in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

LEGAL MATTERS
The validity of the Notes offered by BLFC and the guarantee thereof will be passed upon for us by Jones Day, Atlanta, Georgia. Certain legal matters relating to Swiss law will be passed upon by Homburger AG, Zurich, Switzerland. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The financial statements of Bunge Global SA as of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023, are incorporated by reference herein and the effectiveness of Bunge’s internal control over financial reporting as of December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The financial statements of Viterra Limited as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 incorporated by reference herein by reference to Bunge’s Current Report on Form 8-K filed on July 2, 2025, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and, accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We have filed a registration statement on Form S-3 with the SEC regarding the offering of the Notes. The registration statement of which this prospectus supplement and the accompanying prospectus is a part contains additional important information about us. We are permitted to omit from this prospectus supplement and the accompanying prospectus certain information that is included in the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. You should refer to the registration statement and its exhibits to read that information.
In addition, you may access our SEC filings through our website, www.bunge.com. Information contained in or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the securities. The documents incorporated herein by reference are:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 19, 2026;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed on April 29, 2026, and June 30, 2026, filed on July 29, 2026; and

•
our Current Reports on Form 8-K, as filed with the SEC on July 2, 2025 (Exhibit 99.2), March 17, 2026, March 19, 2026, April 1, 2026, April 2, 2026, and May 22, 2026.

We will provide, without charge, to any person who receives a copy of this prospectus supplement and the accompanying prospectus, upon such recipient’s written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017
Attention: Investor Relations
(314) 292-2000
Except as provided above, no other information, including but not limited to, information on our website is incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Registered Shares of
BUNGE GLOBAL SA
Debt Securities of
BUNGE LIMITED FINANCE CORP.
and
BUNGE FINANCE EUROPE B.V.
fully, unconditionally and irrevocably guaranteed by Bunge Global SA
Bunge Global SA may offer from time to time registered shares, par value $0.01 per share (“Registered Shares”).
Bunge Limited Finance Corp. and Bunge Finance Europe B.V. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Global SA.
This prospectus provides you with a general description of the Registered Shares of Bunge Global SA and the debt securities of each of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. The Registered Shares of Bunge Global SA and the debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are collectively referred to as “offered securities” and each of Bunge Global SA, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. is referred to as a “Registrant,” and collectively as “Registrants,” in this prospectus. The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.
Investing in the offered securities involve risks. For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement or other offering material.
The Registered Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BG.” On September 6, 2024, the last reported sale price of the Registered Shares on the NYSE was $98.44 per Registered Share. None of the other offered securities are currently listed on a national securities exchange.
You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest in the offered securities. We will not use this prospectus to confirm sales of any offered securities unless it is attached to a prospectus supplement.
The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the relevant offering. The Registrant may sell the offered securities through agents, underwriters or dealers that it selects. If the Registrant uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these offered securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 9, 2024.

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus, any prospectus supplement, any other offering material or in any of the documents that are incorporated by reference therein. We do not take any responsibility for and can provide no assurance as to the reliability of any information that others may give you. You should assume that the information appearing in this prospectus and any prospectus supplement or other offering material, as well as the information contained in any document incorporated by reference therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
Unless the context otherwise requires, references to “Bunge,” “Bunge Global SA,” “we,” “us” and “our” refer to Bunge Global SA and its consolidated subsidiaries.

i

RISK FACTORS
Investment in the offered securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information filed with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated herein by reference, before you decide whether to purchase the offered securities. These risks could materially adversely affect our business, financial condition, results of operations, and cash flows. As a result, the market price of the offered securities may decline, and you may lose part or all of your investment in the offered securities. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
FORWARD LOOKING STATEMENTS
Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) provides a “safe harbor” for forward looking statements to encourage companies to provide prospective information to investors. This prospectus and the documents incorporated by reference into this prospectus include forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements:
•
the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;

•
the effect of weather conditions and the impact of crop and animal disease on our business;

•
the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

•
changes in government policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation;

•
the impact of seasonality;

•
the impact of government policies and regulations;

•
the outcome of pending regulatory and legal proceedings;

•
our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s pending business combination with Viterra Limited (“Viterra”);

•
the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

•
the effectiveness of our capital allocation plans, funding needs and financing sources;

•
the effectiveness of our risk management strategies;

•
operational risks, including industrial accidents, natural disasters, pandemics or epidemics and cybersecurity incidents;

•
changes in foreign exchange policy or rates;

•
the impact of our dependence on third parties;

•
our ability to attract and retain executive management and key personnel; and

•
other factors affecting our business generally.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.
You should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024 and our other documents on file with the SEC and incorporated by reference in this prospectus for a more detailed discussion of these factors.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Bunge Global SA, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. have filed with the SEC using a “shelf” registration process. Under this shelf registration process, Bunge Global SA may, from time to time, sell the Registered Shares described in the prospectus, in one or more offerings, and Bunge Limited Finance Corp. or Bunge Finance Europe B.V. may, from time to time, separately or jointly, sell debt securities guaranteed by Bunge Global SA as described in the prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the Registrants may offer. Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act and accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.
Neither Bunge Limited Finance Corp. nor Bunge Finance Europe B.V. is required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge Limited Finance Corp. and Bunge Finance Europe B.V. do not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. are consolidated into our financial statements.
You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC’s website at www.sec.gov. In addition, you may access our SEC filings through the SEC’s website at www.sec.gov, and at our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information incorporated by reference is considered part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any documents or portions thereof that are considered to be furnished rather than filed under SEC rules, until the termination of the offering of the offered securities. The documents incorporated herein by reference are:
•
Bunge Global SA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 22, 2024;

•
Bunge Global SA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on April 24, 2024, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed on August 1, 2024;

•
Bunge Global SA’s Current Reports on Form 8-K filed with the SEC on March 6, 2024, March 26, 2024, April 16, 2024 (Items 1.01 and 2.03 only), May 16, 2024, June 24, 2024, and September 9, 2024 (two reports); and

•
the description of our capital stock in Bunge Global SA’s Form 8-K12G3 filed with the SEC on November 1, 2023, as updated by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient’s written or oral request, a copy of any document that this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:
Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri, 63017
Attention: Investor Relations
(636) 292-3914
Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.
ABOUT BUNGE GLOBAL SA
Overview
Bunge Global SA is a Swiss corporation, recorded in the Commercial Register of the Canton of Geneva, Switzerland, with enterprise registration number CHE-318.451.510. We trace our history back to 1818 when we were founded as a trading company in Amsterdam, the Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. We are a leading global agribusiness and food company with integrated operations that stretch from farmer to consumer. We believe we are a leading:
•
global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

•
global grain processor, based on volume;

•
seller of packaged plant-based oils worldwide, based on sales;

•
producer and seller of wheat flours, bakery mixes, and corn-based products in North and South America, based on volume.

We also produce sugar and ethanol in Brazil through our 50% interest in BP Bunge Bioenergia, a joint venture with BP p.l.c. In June 2024, we entered into a definitive share purchase agreement (the “Joint Venture Divestiture”) to sell our 50% share in BP Bunge Bioenergia to BP Biofuels Brazil Investment Limited. The Joint Venture Divestiture is subject to customary closing conditions, including regulatory approvals. Subject to the foregoing, we expect the Joint Venture Divestiture to occur in the fourth quarter of 2024.

We conduct our operations via four reportable segments: Agribusiness, Refined and Specialty Oils, Milling, and Sugar and Bioenergy, organized based upon their similar economic characteristics, products and services offered, production processes, types and classes of customer, and distribution methods. Our remaining operations are not reportable segments and are classified as Corporate and Other.
We further organize these reportable segments into Core operations and Non-core operations. Core operations comprise our Agribusiness, Refined and Specialty Oils, and Milling segments.
Our Agribusiness segment is an integrated, global business principally involved in the purchase, storage, transportation, processing and sale of agricultural commodities and commodity products. Our Agribusiness operations and assets are located in North and South America, Europe, and Asia-Pacific, and we have merchandising and distribution offices throughout the world.
The Refined and Specialty Oils segment includes businesses that sell vegetable oils and fats, including cooking oils, shortenings, specialty ingredients, and renewable diesel feedstocks. The operations and assets of our Refined and Specialty Oils segment are primarily located in North and South America, Europe and Asia-Pacific.
The Milling segment includes businesses that sell wheat flours, bakery mixes, and corn-based products. The operations and assets of our Milling segment are located in North and South America.
Non-core operations comprise our Sugar and Bioenergy segment, which primarily comprises our 50% interest in the BP Bunge Bioenergia joint venture, the sale of our interest of which is expected to be sold pursuant to the terms of the Joint Venture Divestiture.
Recent Developments
On November 1, 2023, we completed the change of the jurisdiction of incorporation of Bunge Global SA from Bermuda to Switzerland (the “Redomestication”). The Redomestication, which was approved by our shareholders, was effected pursuant to a scheme of arrangement under Bermuda law that resulted in the shareholders of Bunge Limited becoming, on a one-for-one basis, the holders of all the issued and outstanding registered shares, par value $0.01 per share, of Bunge Global SA (the “Bunge Shares”). The registered shares began trading on the New York Stock Exchange under the symbol “BG” on November 1, 2023, which is the same symbol under which the Bunge Limited shares were previously traded.
On June 13, 2023, we entered into a business combination agreement (the “Business Combination Agreement”) with Viterra, Danelo Limited, a private company incorporated in Jersey, CPPIB Monroe Canada, Inc., a company incorporated in Canada, Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada and Ocorian Limited, a private company incorporated in Jersey, solely in its capacity as trustee of the Viterra Employee Benefit Trust, to acquire Viterra as a wholly-owned subsidiary (the “Viterra Acquisition). Viterra is a food and feed supply company. Viterra has used its extensive network to become one of the largest producer-facing businesses in the industry, storing, transporting and processing grains and other natural resources to the exact specifications of its valued customers. The parties’ obligations to complete the Viterra Acquisition remain conditioned upon (i) the receipt of antitrust approvals and (ii) certain other customary closing conditions. As of the date hereof, we and the other parties to the Business Combination Agreement are working towards satisfying the conditions to complete the Viterra Acquisition.
History and Corporate Information
Bunge Global SA is incorporated under Swiss law as a stock corporation (Aktiengesellschaft) and domiciled in Geneva, Switzerland. Bunge Global SA is recorded in the Commercial Register of the Canton of Geneva with enterprise registration number CHE-318.451.510. Our registered office and principal executive offices are located at Route de Florissant 13, 1206 Geneva, Switzerland. Our corporate headquarters is located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000.

ABOUT BUNGE LIMITED FINANCE CORP.
Bunge Limited Finance Corp. (“BLFC”) is an indirect, 100%-owned subsidiary of Bunge Global SA, which meets the definition of “finance subsidiary,” as such term is defined in Rule 13-01 of Regulation S-X, and was formed for the purpose of issuing debt of Bunge primarily in the U.S. markets. BLFC is incorporated under the laws of the State of Delaware. BLFC has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and its telephone number is (314) 292-2000.
ABOUT BUNGE FINANCE EUROPE B.V.
Bunge Finance Europe B.V. (“BFE”) is an indirect, 100% owned subsidiary of Bunge Global SA, which meets the definition of “finance subsidiary,” as such term is defined in Rule 13-01 of Regulation S-X, and was formed for the purpose of issuing debt of Bunge, other than commercial paper, primarily in European markets. BFE is incorporated under the laws of the Netherlands, and has its principal executive offices and corporate headquarters at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017. BFE’s telephone number is (314) 292-2000.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of Registered Shares or debt securities under this prospectus for general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital briefly summarizes certain provisions of our articles of association, our organizational regulations and applicable provisions of Swiss law. The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of association and organizational regulations that are exhibits to the registration statement that contains this prospectus, and applicable provisions of Swiss law. Prospective investors are urged to read the exhibits for a complete understanding of our articles of association and organizational regulations.
Capital Structure
The Registered Shares are the only outstanding shares of Bunge Global SA.
Issued Share Capital:   As of June 30, 2024, the registered share capital of Bunge Global SA was $1,614,295, comprising of 141,641,323 Registered Shares, including 19,788,149 treasury shares.
Capital Band:   Bunge Global SA has a capital band ranging from $1,291,435.78, comprising of 32,285,894 Registered Shares (lower limit) to $2,421,442.08, comprising of 80,714,736 Registered Shares (upper limit) and our board of directors is authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause us or any of our group of companies to acquire (including under a share repurchase program) Registered Shares directly or indirectly, until October 19, 2028, without shareholder approval. Approximately 65.6 million Registered Shares are reserved for issuance as part of the consideration for the Viterra Acquisition.
In the event of a share issuance based on our capital band, our board of directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of our articles of association, the conditions for the exercise of the subscription rights with respect to the issuance. Our board of directors may allow subscription rights that are not exercised to expire, or it may place such rights or Registered Shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Bunge Global SA. After October 19, 2028, the capital band will only continue to be available to our board of directors for issuance of additional Registered Shares if a capital band authorization is approved by shareholders.
In a share issuance based on our capital band, our shareholders have subscription rights to obtain newly issued Registered Shares in an amount proportional to the par value of the Registered Shares they already hold. However, our board of directors may withdraw or limit these subscription rights in certain circumstances as set forth in our articles of association, including in connection with the Viterra Acquisition.
Conditional Share Capital:   Our articles of association provide for a conditional capital that authorizes the issuance of additional Registered Shares up to a maximum amount of 20% of the share capital registered in the commercial register (corresponding to up to 32,285,894 Registered Shares) without obtaining additional shareholder approval. These Registered Shares may be issued:
•
with respect to up to 19,371,537 fully paid-in Registered Shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire Registered Shares or through obligations to acquire Registered Shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of us or any of our group companies; or

•
with respect to up to 12,914,357 fully paid-in Registered Shares, to members of our board of directors, members of the executive management team, officers, employees, contractors or consultants of us or our group companies, or other persons providing services to us or our group companies under the terms of our equity incentive plans.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Registered Shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.

The subscription rights of shareholders are excluded with respect to Registered Shares issued to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Other Classes or Series of Shares:   Our board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at a general meeting.
Subscription Rights and Advance Subscription Rights
Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize the issuance, or authorization of the board of directors for the later issuance, of Registered Shares, or rights to subscribe for, or convert into, Registered Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Registered Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described below).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new Registered Shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to our board of directors. Our articles of association provide for this delegation with respect to our capital band and conditional share capital in the circumstances described below under “— Capital Band” and “— Conditional Share Capital.”
Capital Band:   Our board of directors is authorized to withdraw or limit the subscription rights with respect to the issuance of Registered Shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:
•
if the issue price of the new Registered Shares is determined by reference to the market price;

•
for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

•
for the acquisition of companies, part(s) of companies or investments thereof, for the acquisition of products, intellectual property or licenses by or for investment projects of us or any of our group companies, or for the financing or refinancing of any of such transactions through a placement of Registered Shares. Our board of directors will use this authority to issue the share consideration upon and subject to the completion of the Viterra Acquisition;

•
for purposes of broadening our shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new Registered Shares on domestic or foreign stock exchanges;

•
for purposes of granting an over-allotment option of up to 20% of the total number of Registered Shares in a placement or sale of Registered Shares to the respective initial purchaser(s) or underwriter(s); or

•
for the participation of members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of us or any of our group companies.

Conditional Share Capital:   In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for our Registered Shares, the subscription rights of shareholders are excluded and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to Registered

Shares issued from our conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.
If the advance subscription rights are withdrawn or limited:
•
the acquisition price of the Registered Shares shall be set by taking into account the market price prevailing at the date on which the instruments or obligations are issued and;

•
the instruments or obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to Registered Shares issued from our conditional share capital to members of our board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to us or any of our group companies under the terms of our equity incentive plans.
Distributions of Dividends
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient retained earnings from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge Global SA. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. Our board of directors may propose to shareholders that a distribution of dividend be paid but cannot itself authorize the dividend.
Under the Swiss Code, if our statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of our registered capital), then at least 5% of our annual profit must be allocated to the statutory profit reserve. The Swiss Code and our articles of association permit us to accrue additional reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of Registered Shares any of our group companies repurchase, which amount may not be used for dividends or subsequent repurchases. Registered Shares held directly by us are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders’ equity.
Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code and our articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Our articles of association provide that dividends that have not been claimed within five years after the due date become our property and are allocated to the statutory profit reserves.
We expect to declare any distribution of dividends and other capital distributions in U.S. dollars.
Repurchases of Registered Shares
The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. We may only repurchase Registered Shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all the Registered Shares held by us may not exceed 10% of the registered share capital. However, we may repurchase our Registered Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in our articles of association) authorizing our board of directors to repurchase Registered Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Registered Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of our articles of association, upon our board of directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Registered Shares held by us do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. Resolutions adopted by shareholders at general meetings approving a dividend may exclude Repurchased Registered Shares from dividend entitlement.
Reduction of Share Capital
Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes (if any), blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Before or after the approval by the general meeting of shareholders of the capital reduction, our board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors’ claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors’ claims. If an unqualified special audit report is available, the law presumes that creditors’ claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.
General Meetings of Shareholders
The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. Among other things, the following powers will be vested exclusively in the general meeting of shareholders:
•
adoption and amendment of our articles of association;

•
election of the chair and the members of our board of directors, the members of the compensation committee, the auditor and the independent voting rights representative;

•
approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

•
approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

•
discharge of the members of our board of directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

•
the approval of the compensation of our board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

•
the delisting of our equity securities;

•
the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

•
any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Under the Swiss Code and our articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of our board of directors and the directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to our board of directors and the members of the executive management team. The invitation to general meetings may, at the election of our board of directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholders at least 20 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by our board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
An extraordinary general meeting may be called in the circumstances provided by law, the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Registered Shares or votes, specifying the items for the agenda and their proposals. Our board of directors may include any additional agenda items or proposals. If our board of directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Under our articles of association, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by us at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in our proxy materials) on which our definitive proxy statement for the prior year’s annual general meeting was first released to our shareholders, deliver a notice to, and such notice must be received by, us at our registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that we first make public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.
Voting
Each Registered Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in our share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in our share register. If any such shareholder wishes to be registered in our share register, such shareholder should contact the broker, bank or other nominee through which it holds our Registered Shares.
Our articles of association do not limit the number of Registered Shares that may be voted by a single shareholder.
Treasury shares, whether owned by Bunge Global SA or one of our controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.
Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:
•
adoption and amendment of our articles of association;

•
election of members of our board of directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

•
approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

•
approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves);

•
discharge of the members of our board of directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders;

•
the approval of the compensation of our board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of our board of directors and executive management in the prior fiscal year;

•
the delisting of our equity securities;

•
the approval of the report on non-financial matters pursuant to article 964c CO; and

•
any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by our board of directors (unless a matter is within the exclusive competence of our board of directors pursuant to the Swiss Code).

Pursuant to our articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or our articles of association. In an election in which the number of candidates exceeds the number of the respective positions that are on the agenda at the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority votes cast shall not be a prerequisite to the election.
In addition, the NYSE requires a shareholder vote for certain matters such as:
•
the approval of equity compensation plans (or certain amendments to such plans);

•
the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

•
certain issuances of shares to related parties; and

•
issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting to approve the following matters:
•
the amendment to or the modification of our corporate purpose;

•
the consolidation of our shares;

•
an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

•
the limitation or withdrawal of subscription rights;

•
the introduction or amendment of a conditional share capital or the introduction or amendment of a capital band;

•
the restriction of the transferability of Registered Shares and the cancellation of such restriction(s);

•
the introduction of shares with privileged voting rights;

•
the change of currency of the share capital;

•
the introduction of the casting vote of the acting chair in the general meeting;

•
the delisting of our equity securities;

•
the relocation of our place of incorporation;

•
the introduction of an arbitration provision in the articles of association; and

•
the dissolution of Bunge Global SA.

The same supermajority voting requirements apply to resolutions in relation to transactions based on the Swiss Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding Registered Shares is required). Swiss law may also impose the supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by us.
Proxy Access
For any general meeting, a shareholder may submit a request to us to include a nominee in our proxy statement. A request for inclusion of a nominee must be in writing and received by us at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, we shall include in our proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). We may also include, in our exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.
Quorum for General Meetings
Pursuant to our articles of association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the Registered Shares recorded in our share register and generally entitled to vote at a meeting, is a quorum for adoption of any resolution or election at such general meeting. Our board of directors has no authority to waive the quorum requirements stipulated in the articles of association.
Inspection of Books and Records
Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of our board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from our board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. Our board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to safeguarding prevailing business secrets or other material interests of ours.
Special Investigation
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within three months after the general meeting of shareholders, request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that our board of directors, any of our directors or officers infringed the law or our articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2∕3% of the Registered Shares and a majority of the par value of the Registered Shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:
•
a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•
a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as us, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding Registered Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of its assets” by us may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
•
the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•
the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•
the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.
Anti-Takeover Provisions
Our articles of association have provisions that could have an anti-takeover effect. The articles of association have a capital band provision, according to which our board of directors is authorized, at any time until October 19, 2028, to limit or withdraw the preemptive rights of the existing shareholders in various circumstances. Under the capital band, our board of directors has authority to issue up to 80,714,736 new shares or to cancel or reduce the par value of up to 32,285,894 shares until October 19, 2028.
This provision, as well as any additional anti-takeover measures our board of directors could adopt in the future, could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of Bunge Global SA is Bunge Global SA. Bunge Global SA was initially formed on February 14, 2023. Bunge Global SA is incorporated and domiciled in Geneva, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Bunge Global SA is recorded in the Commercial Register of the Canton of Geneva with the registration number CHE-318.451.510. Bunge Global SA’s fiscal year is the calendar year.
The address of Bunge Global SA’s registered office is Bunge Global SA, Route de Florissant 13, 1206 Geneva, Switzerland.
Corporate Purpose
Bunge Global SA’s business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, investments in businesses in Switzerland and abroad including, without limitation, the development, processing and marketing of agricultural fuel, and other products and services. Bunge Global SA may engage in all other types of transactions that appear appropriate to promote, or are related to, its business purpose. Bunge Global SA may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also fund other companies, in Switzerland or abroad.
Duration; Dissolution; Rights upon Liquidation
Bunge Global SA’s duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of Registered Shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Our Registered Shares carry no privilege with respect to such liquidation surplus.
Uncertificated Shares
The Registered Shares are issued in uncertificated, book-entry form.

Stock Exchange Listing
The Registered Shares are listed on the New York Stock Exchange and trade under the symbol “BG.”
No Sinking Fund
The Registered Shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Registered Shares are duly and validly issued, fully paid and nonassessable.
No Redemption and Conversion
The Registered Shares are not convertible into shares of any other class or series or subject to redemption either by us or the holder of the Registered Shares.
Transfer and Registration of Registered Shares
We have not imposed any restrictions applicable to the transfer of our Registered Shares. So long as and to the extent that the Registered Shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of the Registered Shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) none of the Registered Shares can be transferred by way of assignment, and (iii) a security interest in any of the Registered Shares cannot be granted by way of assignment. Any person who acquires the Registered Shares may submit a request to us to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the Registered Shares in their own name and for their own account, that there is no agreement on the redemption of the Registered Shares and that they bear the economic risk associated with the Registered Shares. Our board of directors may record nominees who hold Registered Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Registered Shares who hold Registered Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. Our share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners of the Registered Shares. Swiss law does not recognize fractional share interests.

DESCRIPTION OF DEBT SECURITIES
BLFC and BFE may issue debt securities from time to time in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms summarized below will apply generally to any debt securities that BLFC or BFE may offer under this prospectus, the particular terms of any debt securities that BLFC or BFE may offer will be described in more detail in the applicable prospectus supplement or officer’s certificate. The terms of any debt securities offered under a prospectus supplement or officer’s certificate may differ from the terms described below. Unless the context requires otherwise, references to the indentures also refer to any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.
BLFC and BFE will issue the debt securities under indentures that they will enter into with the trustees named in the indentures. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). BLFC and BFE have filed the forms of indenture as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that BLFC or BFE file with the SEC.
The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the relevant indenture applicable to a particular series of debt securities. You are urged to read the applicable prospectus supplements or officer’s certificates and any related free writing prospectuses related to the debt securities that BLFC and BFE may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. See “Where You Can Find More Information,” for information on how to obtain copies of the indentures and any such other documents.
General
The indentures do not limit the amount of debt securities that BLFC or BFE may issue. They provide that BLFC or BFE may issue debt securities up to the principal amount that BLFC or BFE may authorize and that such debt securities may be in any currency or currency unit that BLFC or BFE may designate. Except for the limitations on merger, consolidation and sale of all or substantially all of Bunge’s assets contained in the forms of indenture, the terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in BLFC or BFE’s operations, financial condition or transactions involving BLFC or BFE. Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC or BFE, debt securities will not be secured by any property or assets of BLFC or BFE or of Bunge Global SA and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC or BFE, as the case may be.
You should read the applicable prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. BLFC or BFE, as the case may be, will establish the following terms before issuance of the series:
•
the title of the series of debt securities;

•
the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•
any limit upon the aggregate principal amount of the series of debt securities which may be authenticated and delivered under the indenture (save for exceptions expressly set forth under the indenture);

•
the date or dates on which the principal of the series of debt securities is payable;

•
the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
•
the place or places where the principal of, premium and interest, if any, on the series of debt securities shall be payable, where the series of debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the series of debt securities may be served, and the method of such payment, if by wire transfer, mail or other means;

•
if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at our option;

•
whether the series of debt securities is entitled to the benefits of any guarantee of any guarantor pursuant to the indenture, the identity of such guarantors and any terms of such guarantees with respect to the series of debt securities

•
our obligation, if any, to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates, if any, on which and the price or prices at which the series of debt securities will be repurchased by us at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

•
the denominations in which the series of debt securities shall be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•
the forms of the series of debt securities in fully registered form (and whether the series of debt securities will be issuable as global notes);

•
if other than the full principal amount thereof, the portion of the principal amount of the series of debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•
the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the series of debt securities will be made if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. Dollars for any purpose, including for purposes of determining the aggregate principal of debt securities outstanding hereunder at any time;

•
the provisions, if any, relating to any security provided for the series of debt securities, and any subordination in right of payment, if any, of the series of debt securities;

•
any addition to, elimination of, or change in the events of default under the indenture which applies to any series of debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•
any addition to, elimination of, or change in the covenants set forth under the indenture which applies to the series of debt securities;

•
any other terms of the series of debt securities (which may modify or delete any provision of the indenture insofar as it applies to such series of debt securities); and

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to series of debt securities if other than those appointed in the indenture.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.
In most cases, the indentures will not limit the amount of debt securities that BLFC or BFE, as the case may be, is authorized to issue from time to time. The indentures will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under an indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under an indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.
BLFC and BFE may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC and BFE may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.
There is no requirement that BLFC or BFE, as the case may be, issue debt securities in the future under the indentures, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.
BLFC and BFE may issue the debt securities as “original issue discount securities,” which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.
Guarantee of the Debt Securities
Bunge Global SA will fully, unconditionally and irrevocably guarantee the full and punctual payment of the principal of and premium, if any, and interest on, the debt securities and all other obligations of BLFC or BFE, as the case may be, under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.
Bunge Global SA’s guarantees for senior debt securities of BLFC and BFE would be unsecured and unsubordinated obligations of Bunge Global SA and will rank equally with all other unsecured and unsubordinated obligations of Bunge Global SA. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Global SA to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
If BLFC or BFE, as the case may be, issues subordinated debt securities, Bunge Global SA’s guarantees for subordinated debt securities of BLFC or BFE would be unsecured and subordinated obligations of Bunge Global SA and will rank equally with all other unsecured and subordinated obligations of Bunge Global SA. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Global SA to enforce the applicable guarantee without first proceeding against BLFC or BFE, as the case may be.
Covenants, Events of Default, Amendments and Waivers and Defeasance
A prospectus supplement and other offering material related to an issuance of debt securities by BLFC or BFE, as the case may be, will set forth covenants that will impose limitations and restrictions on BLFC or BFE, and will also set forth covenants which will be applicable to Bunge Global SA and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.
Governing Law
The notes, the guarantees and the indentures will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Consent to Jurisdiction
Bunge Global SA will irrevocably submit to the exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indentures, the notes or the guarantees, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
The Trustees Under the Indentures
Debt securities of BLFC and BFE will be issued under indentures to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.
BOOK ENTRY, DELIVERY AND FORM
Holders of Debt Securities
Book-Entry Holders.   BLFC and BFE will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
Under the indentures, BLFC and BFE will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BLFC and BFE will recognize only the depositary as the holder of the debt securities and BLFC and BFE will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.
The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.
Street Name Holders.   In the future, BLFC and BFE may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in “street name.” Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.
For debt securities held in street name, BLFC and BFE will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.
Legal Holders.   The obligations of BLFC and BFE, as well as the obligations of the trustee and those of any third parties employed by BLFC or BFE, as the case may be, or the trustee, run only to the legal holders of the debt securities. BLFC and BFE have no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC and BFE are issuing the debt securities only in global form.

For example, once BLFC or BFE, as the case may be, makes a payment or gives a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.
Similarly, if BLFC or BFE wants to obtain the approval of the holders for any purpose (for example, to amend the indentures or to relieve BLFC or BFE of the consequences of a default or of our obligation to comply with a particular provision of the indentures) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.
When BLFC or BFE refers to you, BLFC or BFE means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities. When BLFC or BFE refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders.   If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you debt securities registered in your own name, so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
BLFC and BFE will each issue a debt security under the applicable indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.
BLFC and BFE will deposit global securities with the depositary identified in the prospectus supplement. After BLFC and BFE issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.
BLFC, BFE and the applicable trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BLFC, BFE, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
BLFC and BFE expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. BLFC and BFE also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:
•
the depositary notifies BLFC or BFE, as the case may be, that it is unwilling, unable or no longer qualified to continue as depositary for that global security and BLFC or BFE, as the case may be, does not appoint another institution to act as depositary within 90 days;

•
if BLFC or BFE, as the case may be, notifies the trustee that it wishes to terminate that global security; or

•
if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.
Form, Exchange, Registration and Transfer
Debt securities may be issued:
•
only in fully registered form; and

•
without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”
Holders may exchange or transfer their certificated debt securities at the office of the trustee. BLFC and BFE will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities. BLFC or BFE may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder’s proof of legal ownership.
If BLFC or BFE has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BLFC and BFE may appoint additional registrars or cancel the appointment of any particular registrar.
If any debt securities are redeemable or may be repurchased and BLFC or BFE, as the case may be, redeems or repurchases less than all those debt securities, BLFC or BFE, as the case may be, may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC or BFE, as applicable, sends the notice of redemption or repurchase and ending on the day of such sending, in order to freeze the list of holders to prepare the mailing. BLFC and BFE may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC and BFE will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.
Payment and Paying Agent
BLFC and BFE will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BLFC and BFE will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BLFC or BFE indicates otherwise in the applicable prospectus supplement, BLFC or BFE, as the case may be, will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.
BLFC or BFE, as the case may be, will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a business day, BLFC and BFE will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date.
Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.
Paying Agent.   Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BLFC or BFE, as the case may be, may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC and BFE must maintain a paying agent in each place of payment for each series of debt securities.
Regardless of who acts as paying agent, all money paid by BLFC or BFE, as the case may be, to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC or BFE, as applicable. After that two-year period, the holder may look only to BLFC or BFE, as the case may be, (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.
PLAN OF DISTRIBUTION
The Registrants may sell the offered securities:
•
to or through underwriters or dealers;

•
through agents; or

•
directly to other purchasers.

Underwriters or Dealers.   If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them. If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Through Agents.   The Registrants may designate one or more agents to sell the offered securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
Directly.   The Registrants may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.
General Information.   A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or re-allowed to them. A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.
The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.
The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
The validity of the registered shares and guarantees of any debt securities offered by Bunge Global SA under this prospectus and other legal matters relating to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. The validity of the debt securities offered by Bunge Limited Finance Corp. and Bunge Finance Europe B.V. and the related guarantees by Bunge Global SA will be passed upon for us by Jones Day, Atlanta, Georgia.
EXPERTS
The financial statements of Bunge Global SA incorporated by reference in this prospectus, and the effectiveness of Bunge Global SA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Viterra Limited as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus by reference to Bunge Global SA’s Current Report on Form 8-K filed on September 9, 2024, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.